AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
of
HOTCHKlS AND WILEY FUNDS
a Delaware Statutory Trust
Principal Place of Business:
601 South Figueroa Street, 39th Floor
Los Angeles, California 90017-5704

VP/#69136240.6

Table of Contents

Page

ARTICLE I    NAME AND DEFINITIONS    2
Section 1.    Name    2
Section 2.    Definitions    2
ARTICLE II    PURPOSE OF TRUST    3
ARTICLE III    SHARES    4
Section 1.    Division of Beneficial Interest    4
Section 2.    Ownership of Shares    5
Section 3.    Transfer of Shares    5
Section 4.    Investments in the Trust    5
Section 5.    Status of Shares and Limitation of Personal Liability    5
Section 6.    Establishment and Designation of Series    6
Section 7.    Indemnification of Shareholders    8
ARTICLE IV    THE BOARD OF TRUSTEES    8
Section 1.    Number, Election and Tenure    8
Section 2.    Effect of Death, Resignation, etc    9
Section 3.    Powers    9
Section 4.    Payment of Expenses by the Trust    12
Section 5.    Payment of Expenses by Shareholders    13
Section 6.    Ownership of Assets of the Trust    13
Section 7.    Service Contracts    13
Section 8.    Trustees and Officers as Shareholders    14
ARTICLE V    SHAREHOLDERS’ VOTING POWERS AND MEETINGS    14
Section 1.    Voting Powers, Meetings, Notice and Record Dates    14
Section 2.    Quorum and Required Vote    15
Section 3.    Record Dates    16
Section 4.    Additional Provisions    16
ARTICLE VI    NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS    16
Section 1.    Determination of Net Asset Value, Net Income, and Distributions    16
Section 2.    Redemptions and Repurchases    16
ARTICLE VII    COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES    17
Section 1.    Compensation    17
Section 2.    Indemnification and Limitation of Liability    18
Section 3.    Trustee’s Good Faith Action, Expert Advice, No Bond or Surety    18
Section 4.    Insurance    18

-i-
VP/#69136240.6

Table of Contents
(continued)
Page

ARTICLE VIII    MISCELLANEOUS    19
Section 1.    Liability of Third Persons Dealing with Trustees    19
Section 2.    Dissolution and Termination of Trust or Series or Classes    19
Section 3.    Reorganization and Master/Feeder    20
Section 4.    Amendments    21
Section 5.    Filing of Copies, References, Headings, Rules of Construction    21
Section 6.    Applicable Law    22
Section 7.    Provisions in Conflict with Law or Regulations    22
Section 8.    Business Trust Only    23
Section 9.    Derivative Actions    23
Section 10.    Forum for Adjudication of Disputes    23

-ii-
VP/#69136240.6

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF
HOTCHKIS AND WILEY FUNDS
Dated: December 20, 2024
THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST of Hotchkis and Wiley Funds (the “Trust”) is made and entered into as of the date set forth above by the Trustees named hereunder.
WITNESSETH:
WHEREAS, this Trust has been established as a statutory trust under the Delaware Statutory Trust Act (formerly, the Delaware Business Trust Act of 1988) (the “Delaware Act”) consisting of one or more series or portfolios for the investment and reinvestment of funds contributed thereto; and
WHEREAS, the Trustees previously directed that the Certificate of Trust be filed with the Office of the Secretary of the State of Delaware and previously declared that the Trustees will hold in trust all cash, securities and other assets which the Trust possesses or may acquire from time to time in any manner and manage and dispose of the same upon the terms and conditions for the benefit of the holders of Shares in this Trust, as set forth in the Agreement and Declaration of Trust dated July 24, 2001 (the “Initial Declaration of Trust”); and
WHEREAS, pursuant to such direction, the Certificate of Trust was filed with the Office of the Secretary of the State of Delaware; and
WHEREAS, as set forth in Article VIII, Section 4 of the Initial Declaration of Trust, except as specifically provided in such Section 4, the Trustees may, without Shareholder vote, restate, amend or otherwise supplement the Initial Declaration of Trust; and
WHEREAS, pursuant to Article VIII, Section 4 of the Initial Declaration of Trust, the Trustees, by written instrument dated August 16, 2016, amended the Initial Declaration of Trust by adding Section 10 to Article VIII; and
WHEREAS, the Trustees have determined that it is necessary and desirable to amend and restate the Initial Declaration of Trust, as amended, in its entirety in order to account for the offering of certain Shares of a Series or Class that are listed for trading on an exchange in addition to Shares of a Series or Class that are not listed for trading on an exchange and to make such other amendments deemed appropriate;
NOW, THEREFORE, the Trustees hereby declare that the Initial Declaration of Trust, as amended, is amended and restated in its entirety by this Amended and Restated Declaration of Trust (the “Declaration of Trust”).

VP/#69136240.6

Article I

NAME AND DEFINITIONS
Section 1.Name. This Trust shall be known as HOTCHKIS AND WILEY FUNDS and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine; provided that the Trustees may, without Shareholder approval, change the name of the Trust or any Series or Class thereof. In the event of any such change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change.
Section 2.Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:
(1)“By-Laws” shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act;.
(2)“Certificate of Trust” means the certificate of trust, as amended or restated from time to time, filed by the Trustee in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act;
(3)“Class” means a class of Shares of a Series of the Trust established in accordance with the provisions of Article III hereof;
(4)“Commission” shall mean the Securities and Exchange Commission;
(5)“Declaration of Trust” means this Amended and Restated Agreement and Declaration of Trust, as further amended or restated from time to time;
(6)“Delaware Act” means the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.), as amended from time to time;
(7)“Initial Series” shall mean the initial Series of the Trust established pursuant to Section 6 of Article III of the Initial Declaration of Trust;
(8)“Interested Person” shall have the meaning given it in Section 2(a)(19) of the 1940 Act;
(9)“Investment Manager” or “Manager” means a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 7(1) hereof;
(10)“1940 Act” means the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time and any order or orders thereunder which may from time to time be applicable to the Trust;
(11)“Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;
(12)“Principal Underwriter” shall have the meaning given it in the 1940 Act;
(13)“Series” means each Series of Shares established and designated under or in accordance with Sections 3804 and 3806 of the Delaware Act and the provisions of Article III

2
VP/#69136240.6

hereof, each of which shall be accounted for and maintained as a separate series or portfolio of the Trust;
(14)“Shareholder” means a record owner of outstanding Shares;
(15)“Shares” means the transferable shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;
(16)“Trust” means the Delaware Statutory Trust established under the Delaware Act by the Initial Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;
(17)“Trust Property” means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust each and every asset of which shall be allocated and belong to a specific series to the exclusion of all other series; and
(18)“Trustees” means the persons who have signed this Declaration of Trust and all other Person or Persons who may from time to time be duly elected or appointed to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person or Persons shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his, her or their capacities as trustee or trustees hereunder. Unless otherwise required by the context or specifically provided, any reference herein to the Trustees shall refer to the Trustee at any time that there is only one Trustee of the Trust.
Article II

PURPOSE OF TRUST
The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities, to exercise all of the powers, rights and privileges granted to, or conferred upon, a statutory trust under the Delaware Act, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust.
Article III

SHARES
Section 1.Division of Beneficial Interest. The beneficial interest in the Trust may be divided into one or more separate and distinct Series and each Series may be divided into separate Classes of Shares in accordance with this Declaration of Trust and, when applicable, the 1940 Act. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof, (i) to divide the beneficial interest in each Series or Class thereof into Shares, with or without par value as the Trustees shall determine, (ii) to issue Shares without limitation as to number (including fractional Shares), to such Persons and for such amount and type of consideration, subject to any restriction set forth in the By-Laws, including cash or securities, at such time or

3
VP/#69136240.6

times and on such terms as the Trustees may deem appropriate, (iii) to establish and designate and to change in any manner any Series or Class thereof and to fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or Class thereof as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust, (iv) to divide or combine the Shares of any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class in the assets held with respect to that Series, (v) to classify or reclassify any issued Shares of any Series or Class thereof into shares of one or more Series or Classes thereof and (vi) to take such other action with respect to the Shares as the Trustees may deem desirable.
Subject to the distinctions permitted among Classes of the same Series as established by the Trustees consistent with the requirements of the 1940 Act, each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each holder of Shares of a Series shall be entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust.
All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Series or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as the context otherwise requires.
All Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.
Notwithstanding anything contained herein to the contrary, the Board of Trustees in its sole discretion may, from time to time, without vote or consent of the Shareholders, determine to issue Shares of any Series or Class only in lots of such aggregate number of Shares as shall be determined at any time by the Board of Trustees in its sole discretion to be called “Creation Units,” and in connection with the issuance of such Creation Units, to charge such transaction fees or such other fees as the Board of Trustees shall determine, provided, however, that the Board of Trustees in its sole discretion may, from time to time, without vote or consent of the Shareholders, alter the number of Shares constituting a Creation Unit or the fees associated with a Creation Unit. Without limiting the general authority of the Board of Trustees under this Declaration of Trust and the Delaware Act to delegate its authority, the authority of the Board of Trustees under this paragraph with respect to the establishing and altering of the size of Creation Units and the fees associated with Creation Units may be delegated to any officer of the Trust or of the Trust’s investment adviser or otherwise as the Board of Trustees considers desirable.
Section 2.Ownership of Shares. The Ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series (or Class). No certificates certifying the ownership of

4
VP/#69136240.6

Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules not inconsistent with the provisions of the 1940 Act as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series (or Class) and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series (or Class) and as to the number of Shares of each Series (or Class) held from time to time by each Shareholder.
Section 3.Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.
Section 4.Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize.
Section 5.Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.
Section 6.Establishment and Designation of Series. The establishment and designation of any Series (or Class) of Shares (other than those established hereby) shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation whether directly in such resolution or by reference to, or approval of, another document that sets forth each such Series (or Class) including any registration statement of the Trust, or as otherwise provided in such resolution. Pursuant to the Initial Declaration of Trust and Article III, Section 6 thereof, the Trustees established four initial Series of the Trust (the “Initial Series”). The relative rights and preferences of each Initial Series and each Class thereof are as set forth in the Initial Declaration of Trust and as set forth in the Trust’s registration statement or statements as filed with the Commission, as from time to time in effect. The relative rights and preferences of each Series and each Class thereof (other than the Initial Series and each Class thereof) shall be as set forth herein and as set forth in the Trust’s registration statement or statements as filed with the Commission, as from time to time in effect, unless otherwise provided in the resolution establishing such Series or Class.

5
VP/#69136240.6

Shares of each Series (or Class) established pursuant to this Article III, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:
(1)Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors of such Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Trustees, or an appropriate officer as determined by the Trustees, shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series. Each such allocation by or under the direction of the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and the General Assets of the Trust not allocated to such Series.
(2)Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Trustees, or an appropriate officer as determined by the Trustees, to and among any one or more of the Series in such manner and on such basis as the Trustees in their sole discretion deems fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as “liabilities held with respect to” that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes. All liabilities held with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series and, except as otherwise provided in this Declaration of Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this contractual limitation on the liability of each Series shall be set forth in the Certificate of Trust or in an amendment thereto prior to the issuance of any Shares of a Series.
(3)Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series (or Class) with respect to, nor any redemption or repurchase of, the Shares of any Series (or Class of such Series) shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series

6
VP/#69136240.6

otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. In addition, the Board of Trustees may delegate to a committee of the Board of Trustees or an officer of the Trust, the authority to fix the amount and other terms of any dividend or distribution, including, without limitation, the power to fix the declaration, record, ex-dividend, payment and reinvestment dates of the dividend or distribution.
(4)Equality. All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to Classes of Shares within such Series), and each Share of any particular Series shall be equal to each other Share of that Series.
(5)Fractions. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.
(6)Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.
(7)Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by the 1940 Act or, if applicable, by any securities exchange on which Shares are listed for trading, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.
(8)Elimination of Series. At any time that there are no Shares outstanding of any particular Series (or Class) previously established and designated, the Trustees may by resolution of a majority of the then Trustees abolish that Series (or Class) and rescind the establishment and designation thereof.
Section 7.Indemnification of Shareholders. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating to such Person being or having been a Shareholder, and not because of such Person’s acts or omissions, the Shareholder or former Shareholder (or such Person’s heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust against all loss and expense arising from such claim or demand, but only out of the assets held with respect to the particular Series of Shares of which such Person is or was a Shareholder and from or in relation to which such liability arose.
Article IV

THE BOARD OF TRUSTEES
Section 1.Number, Election and Tenure. The number of Trustees shall at all times be at least one and no more than fifteen as determined, from time to time, by the Trustees pursuant to Section 3 of this Article IV. Each Trustee shall serve during the continued lifetime of the Trust until the next meeting of Shareholders called for the purpose of electing Trustees and

7
VP/#69136240.6

until the election and qualification of his or her successor or, if sooner, until he or she dies, resigns, retires, or is removed as herein provided. If there is more than one Trustee, in the event that less than the majority of the Trustees holding office have been elected by the Shareholders, to the extent required by the 1940 Act, but only to such extent, the Trustees then in office shall call a Shareholders’ meeting for the election of Trustees. Any Trustee may resign at any time by written instrument signed by the Trustee and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Any Trustee may be removed at any meeting of Shareholders by the affirmative vote of the majority of the outstanding Shares of the Trust with or without cause.
Section 2.Effect of Death, Resignation, etc. of a Trustee. The death, declination to serve, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustee by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust’s Investment Manager(s) are empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.
Section 3.Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; enlarge or reduce their number; remove any Trustee with or without cause at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective, and fill vacancies caused by enlargement of their number or by the death, resignation or removal of a Trustee; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of one or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or Shareholder servicing agent,

8
VP/#69136240.6

or Principal Underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or in the By-Laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees at which a quorum (as defined in the By-Laws as the same may be amended from time to time) of Trustees are present, within or without the State of Delaware.
Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):
(1)To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers’ acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in ‘“when issued” contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;
(2)To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;
(3)To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;
(4)To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;
(5)To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;
(6)To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

9
VP/#69136240.6

(7)To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;
(8)To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;
(9)To enter into joint ventures, general or limited partnerships and any other combinations or associations;
(10)To borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness; and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;
(11)To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;
(12)To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, the Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;
(13)To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;
(14)To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;
(15)To enter into contracts of any kind and description;
(16)To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws;
(17)To interpret the investment policies, practices or limitations of any Series or Class;

10
VP/#69136240.6

(18)To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by applicable law. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes;
(19)To establish one or more committees, to delegate any powers of the Trustees to such committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and other characteristics of such committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Declaration of Trust or of the By-Laws, the Trustees may by resolution appoint a committee consisting of fewer than the whole number of the Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to any matter including the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding that may be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;
(20)To provide for separate classes, groups or series of Trustees with respect to any Series or Class thereof or any Trust Property having such relative rights, powers and duties as the Trustees may determine;
(21)To list the Shares of any Series or Class of the Trust on a securities exchange or other trading market in accordance with applicable law and applicable rules of the securities exchange other trading market; and
(22)Subject to the 1940 Act, to engage in any other lawful act or activity in which a business trust organized under the Delaware Act may engage.
The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.
Section 4.Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser or manager, Principal Underwriter, authorized participants, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, which expenses, fees, charges, taxes and liabilities shall be allocated in accordance with Article III, Section 6 hereof.
Section 5.Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of

11
VP/#69136240.6

any particular Series, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.
Section 6.Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.
Section 7.Service Contracts.
(1)Subject to such requirements and restrictions as may be set forth under federal law and in the By-Laws, including the requirements of Section 15 of the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series (or Class thereof) with any corporation, trust, association or other organization; and any such contract may contain such other terms as the Trustees may determine, including authority for the Investment Manager or administrator to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments, or such other activities as may specifically be delegated to such party.
(2)The Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or Classes) or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth under federal law and in the By-Laws, including the requirements of Section 15 of the 1940 Act; and any such contract may contain such other terms as the Trustees may determine.
(3)The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them the custodian, transfer agent and/or Shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth under federal law and in the By-Laws or stipulated by resolution of the Trustees.
(4)Subject to applicable federal law, including the 1940 Act, the Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

12
VP/#69136240.6

(5)The fact that:
(i)any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Manager, adviser, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that
(ii)any corporation, trust, association or other organization with which an advisory, management or administration contract or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.
Section 8.Trustees and Officers as Shareholders. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the By-Laws relating to the sale and redemption of such Shares.
Article V

SHAREHOLDERS’ VOTING POWERS AND MEETINGS
Section 1.Voting Powers, Meetings, Notice and Record Dates. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as and to the extent provided in Article IV, Section 1, and (ii) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, Section 4 of Article VIII of this Declaration of Trust, Section 2 of Article 10 or Article 13 of the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. As determined by the Trustees without the vote or consent of Shareholders (except as required by the 1940 Act), on any matter submitted to a vote of Shareholders, either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of Net Asset Value (number of Shares owned times Net Asset Value per share of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except (i) when required by the 1940 Act, Shares shall be voted by individual Series; (ii) when the matter involves any action that the Trustees have determined will

13
VP/#69136240.6

affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other manner. Notwithstanding anything else contained herein or in the By-Laws, in the event a proposal by anyone other than the officers or the Trustees of the Trust is submitted to a vote of the shareholders of one or more Series or Classes thereof or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or the Trustees of the Trust, Shares may be voted only in person or by written proxy at a meeting. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.
Section 2.Quorum and Required Vote. Except when a larger quorum is required by federal law, including the 1940 Act, by the By-Laws or by this Declaration of Trust, or, if applicable, by the requirements of any securities exchange on which Shares are listed for trading, the holders of Shares entitled to cast one-third of the votes, present in person or by proxy, shall constitute a quorum at a Shareholders’ meeting. When any one or more Series (or Class) is to vote as a single class separate from any other Shares, the holders of Shares of each such Series (or Class) entitled to cast one-third of the votes, present in person or by proxy, shall constitute a quorum at a Shareholders’ meeting of that Series (or Class). Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by federal law, including the 1940 Act, or, if applicable, by the requirements of any securities exchange on which Shares are listed for trading, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, provided that where any provision of federal law, including the 1940 Act, or of this Declaration of Trust, or, if applicable, any securities exchange on which Shares are listing for trading, requires or permits the holders of any Series to vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series (or Class) voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series (or Class) is concerned.
Section 3.Record Dates. For the purpose of determining the Shareholders of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).
Section 4.Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.

14
VP/#69136240.6

Article VI

NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS
Section 1.Determination of Net Asset Value, Net Income, and Distributions. Subject to applicable law and Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in a duly adopted vote of the Trustees such bases and time for determining the per Share or net asset value of the Shares of any Series (or Class) or net income attributable to the Shares of any Series (or Class), or the declaration and payment of dividends and distributions on the Shares of any Series (or Class), as they may deem necessary or desirable.
Section 2.Redemptions and Repurchases.
(1)The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof as determined by the Trustees (or on their behalf), in accordance with any applicable provisions of the By-Laws and applicable law, less any fees imposed on such redemption. Unless extraordinary circumstances exist, payment for said Shares shall be made by the Trust to the Shareholder within seven (7) days after the date on which the request is made in proper form. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange (the “Exchange”) is closed for other than weekends or holidays, or if permitted by the rules and regulations or an order of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. In the case of a suspension of the right of redemption as provided herein, a Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per share next determined after the termination of such suspension, less any fees imposed on such redemption.
(2)The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.
(3)Notwithstanding the foregoing, if the Board of Trustees determines, pursuant to Article III, Section 1 hereof, to issue shares of any Series or Class in Creation Units, then such Shares shall be redeemable only in accordance with such procedures or methods prescribed or approved by the Board of Trustees from time to time. Further, such Series or Class or the principal underwriter of such Series or Class shall be obligated to purchase said Shares only where the number of Shares subject to the purchase request aggregates to one or more Creation Units, and unless the Board of Trustees otherwise determines, there shall be no redemption of partial or fractional Creation Units hereunder. The Board of Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, regarding redemption of Shares in the Trust’s then effective prospectus under the Securities Act of 1933, as amended.

15
VP/#69136240.6

(4)The Trustees may require any Shareholder or any group of Shareholders (including some or all of the Shareholders of any Series or Class) to redeem Shares for any reason under terms set by the Trustees, including (i) the determination of the Trustees that direct or indirect ownership of Shares of any Series has or may become concentrated in such Shareholder to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so, or to have the minimum investment required (which may vary by Series), or (iii) the failure of a Shareholder to pay when due for the purchase of Shares issued to him. Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.
(5)The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), or to comply with the requirements of any other taxing authority.
Article VII

COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES
Section 1.Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust, and the Trustees may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.
Section 2.Indemnification and Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in this Article VII, for any act, omission or obligation of the Trust, of such Trustee or of any other Trustee. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager, adviser, sub-adviser or Principal Underwriter of the Trust. The Trust shall indemnify each Person who is, or has been, a Trustee, officer, employee or agent of the Trust and any Person who is serving or has served at the Trust’s request as a director, officer, trustee, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise to the extent and in the manner provided in the By-Laws. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Series that such person extended credit to, contracted with or has a claim against, or, if the Trustees have yet to establish Series, of the Trust for payment under such credit, contract or claim; and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or her capacity as Trustee or Trustees and such Trustee or Trustees shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may

16
VP/#69136240.6

deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.
Section 3.Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.
Section 4.Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee or agent of the Trust in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.
Article VIII

MISCELLANEOUS
Section 1.Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.
Section 2.Dissolution and Termination of Trust or Series or Classes.
(1)Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at any time by the Trustees by written notice to the Shareholders. Any Series of Shares may be dissolved at any time by the Trustees by written notice to the Shareholders of such Series. Any Class of any Series of Shares may be terminated at any time by the Trustees by written notice to the Shareholders of such Class. Any action to dissolve the Trust shall be deemed to also be an action to dissolve each Series and each Class thereof.
(2)Upon the requisite action by the Trustees to dissolve the Trust or any one or more Series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series to distributable form in cash or Shares (if the Trust has not dissolved) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust or Series involved, ratably according to the number of Shares of the Trust or such Series held by the several Shareholders of such Series on the date of distribution. Thereupon, any affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to such Series shall be canceled and discharged. Upon the requisite action by the Trustees to terminate any Class of any Series of Shares, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Section 2(2) with respect to such Class that are specified in connection with the dissolution and winding up of the Trust or any Series of Shares. Alternatively, in connection with the termination of any Class of any Series of

17
VP/#69136240.6

Shares, the Trustees may treat such termination as a redemption of the Shareholders of such Class effected pursuant to Section 2(3) of Article VI of this Declaration of Trust provided that the costs relating to the termination of such Class shall be included in the determination of the net asset value of the Shares of such Class for purposes of determining the redemption price to be paid to the Shareholders of such Class (to the extent not otherwise included in such determination).
(3)Following completion of winding up of the Trust’s business, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee. Upon termination of the Trust, the Trustees shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.
Section 3.Reorganization and Master/Feeder.
(1)Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act or, if applicable, the requirements of any securities exchange on which Shares are listed for trading, (i) cause the Trust to convert into or merge or consolidate with or into one or more trusts partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger or consolidation, will succeed to or assume the Trust’s registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of Delaware, (iv) sell or convey all or substantially all of the assets of the Trust or any Series or Class to another Series or Class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, will succeed to or assume the Trust’s registration under the 1940 Act, for adequate consideration as determined by the Trustees, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series or Class, and which may include Shares of such other Series or Class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all of the assets of the Trust or any Series or Class thereof. Any agreement of merger or consolidation or exchange or conversion or certificate of merger or certificate of conversion may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

18
VP/#69136240.6

(2)Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new trust instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.
(3)Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act or, if applicable, by any securities exchange on which Shares are listed for trading, create one or more business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.
(4)Notwithstanding anything else herein, the Trustees may, without Shareholder approval, invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act or, if applicable, by any securities exchange on which Shares are listed for trading, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause such series to invest its Trust Property directly in securities and other financial instruments or in another master fund.
Section 4.Amendments. Except as specifically provided in this Section, the Trustees may, without Shareholder vote, restate, amend or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote (i) on any amendment that is required to be approved by Shareholders by the 1940 Act or by the Trust’s registration statement filed with the Commission and (ii) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall only affect the Shareholders of one or more Series or one or more Classes shall be authorized by a vote of only the Shareholders of each Series or Class affected and no vote of Shareholders of a Series or Class not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII, Section 4 of this Declaration of Trust with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Article VII, Section 2 of this Declaration of Trust or as provided in the By-Laws with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as the Trustees deem necessary or desirable.
Section 5.Filing of Copies, References, Headings, Rules of Construction. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendments, references to this instrument, and all expressions such as “herein”, “hereof’ and “hereunder”, shall be deemed

19
VP/#69136240.6

to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original. The terms “include,” “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation.”
Section 6.Applicable Law.
(1)The Trust is created under, and this Declaration of Trust is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a business trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to business trusts or actions that may be engaged in by business trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.
(2)Notwithstanding the first sentence of Section 6(1) of this Article VIII, there shall not be applicable to the Trust, the Trustees or this Declaration of Trust, the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.
Section 7.Provisions in Conflict with Law or Regulations.
(1)The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.
(2)If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.
Section 8.Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any

20
VP/#69136240.6

form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.
Section 9.Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:
(1)The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 9(1), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act).
(2)Unless a demand is not required under paragraph (1) of this Section 9, Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold at least 10% of the Outstanding Shares of the Trust, or who collectively hold at least 10% of the Outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Trustees to commence such action; and
(3)Unless a demand is not required under paragraph (1) of this Section 9, the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.
For purposes of this Section 9, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.
Section 10.Forum for Adjudication of Disputes. Unless the Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer or other employee of the Trust to the Trust or the Trust’s Shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware Act or this Agreement and Declaration of Trust or the By-Laws, (iv) any action to interpret, apply, enforce or determine the validity of this Declaration of Trust or the By-Laws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the U.S. District Court for the District of Delaware or the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware (each, a “Covered Action”). Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be (a) deemed to have notice of and consented to the provisions of this Section 10, and (b) deemed to have waived any

21
VP/#69136240.6

argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 10.
Section 11.If any Covered Action is filed in a court other than the U.S. District Court for the District of Delaware or the Court of Chancery of the State of Delaware or the Superior Court of the State of Delaware (a “Foreign Action”) in the name of any Shareholder, such Shareholder shall be deemed to have consented to (i) the personal jurisdiction of the U.S. District Court for the District of Delaware or the Court of Chancery of the State of Delaware and the Superior Court of the State of Delaware in connection with any action brought in any such courts to enforce the first paragraph of this Section 10 (an “Enforcement Action”) and (ii) having service of process made upon such Shareholder in any such Enforcement Action by service upon such Shareholder’s counsel in the Foreign Action as agent for such Shareholder.
If any provision or provisions of this Section 10 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section 10 (including, without limitation, each portion of any sentence of this Section 10 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

22
VP/#69136240.6

IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Declaration of Trust as of the 20th day of December, 2024.

/s/ Randall H. Breitenbach Randall H. Breitenbach
/s/ Alejandra C. Edwards Alejandra C. Edwards
/s/ Marcy Elkind Marcy Elkind
/s/ Robert Fitzgerald Robert Fitzgerald
/s/ George H. Davis, Jr. George H. Davis, Jr.
/s/ H. Thomas Hicks H. Thomas Hicks

THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS:
601 South Figueroa Street, 39th Floor
Los Angeles, California 90017-5704

VP/#69136240.6